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                                                                       EXHIBIT 2

                             Executive Officers and
                     Members of the Conseil d'Administration
                                       of
                                     FINAXA

      The names of the Members of the Conseil d'Administration and the names and titles of the Executive Officers of Finaxa and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of Finaxa at 23, avenue Matignon, 75008 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to Finaxa and each individual is a citizen of the Republic of France.

NAME, BUSINESS ADDRESS                  PRESENT PRINCIPAL OCCUPATION

*  Claude Bebear                        Chairman and Chief Executive Officer;
                                        Chairman of the Supervisory Board,
                                        AXA

*  Henri de Castries                    Chairman of the Management Board,
   25, avenue Matignon                  AXA
   75008 Paris, France

*  Gerard de La Martiniere              Member of the Management Board,
   25, avenue Matignon                  AXA; Chief Financial Officer, AXA
   75008 Paris, France

*  Jean-Rene Fourtou                    Vice-Chairman of the Management
   25, quai Paul Doumer                 Board, Aventis; Managing Director,
   92408 Courbevoie, France             Aventis (chemicals)

*  Pierre de Waziers                    Managing Director, E.A.C.M.
   8, rue Sainte Lucie
   75015 Paris, France

*  Michel Francois-Poncet               Deputy Chairman, BNP Paribas
   3, rue d'Antin                       (banking)
   75002 Paris, France

*  Henri Hottinguer (1)                 Chairman of the Supervisory Board,
   43, rue Taitbout                     Credit Suisse Hottinguer Paris
   75009 Paris, France                  (banking)

*  Paul Hottinguer (1)                  President and Chief Executive Officer,
   43, rue Taitbout                     Financiere Hottinguer (banking)
   75009 Paris, France

*  Henri Lachmann                       Chairman and Chief Executive Officer,
   43-45, boulevard Franklin Roosevelt  Schneider Electric
   92500 Rueil-Malmaison, France        (electric equipment)

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NAME, BUSINESS ADDRESS                 PRESENT PRINCIPAL OCCUPATION

*  Christian Manset                    President, Compagnie Financiere
   7, rue Meyerbeer                    Ottomane (banking)
   75009 Paris, France

*  Georges Rousseau                    Retired

*  Emilio Ybarra                       President, Banco Bilbao Vizcaya
   Paseo de la Castellana, 81          Argentaria (Spain) (banking)
   28046 Madrid, Spain

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*   Member, Conseil d'Administration
(1) Citizen of Switzerland

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